EXHIBIT 10.22

Equinox Fund Management LLC

1660 Lincoln Street

Suite 100

Denver, Colorado 80264

FOREIGN EXCHANGE PRIME BROKERAGE AGREEMENT

Gentlemen:

This Agreement describes the arrangement pursuant to which Deutsche Bank AG London (“DBAG”) authorizes Equinox Fund Management LLC (“Agent”), acting for and on behalf of the Funds specified on Annex D hereto (the “Funds”), to act as its agent, pursuant to the provisions of Section 2 hereof, in executing spot, tom next, forward foreign exchange transactions with a maximum tenor of 6 months (herein, “FX Transactions”) with the Counterparties listed in Annex A hereto (each, a “Counterparty” and such FX Transactions to be referred to herein as “Counterparty Transactions”) and on the terms set forth in Annex B hereto. Capitalized terms not defined herein shall have the meanings assigned to them in the 1998 FX and Currency Option Definitions (as published by the International Swaps and Derivatives Association, Inc., the Emerging Markets Traders Association and The Foreign Exchange Committee). Accordingly, the parties hereto agree as follows:

1. This authority is expressly limited for each Counterparty in that (a) for any Settlement Date, the Net Daily Settlement Amount for such Counterparty under this Agreement with respect to Counterparty Transactions executed with each Give-In Trading Advisor (defined in Section 2 below) listed on Annex A hereto may not exceed the Settlement Limit as specified in Annex A hereto for such Give-In Trading Advisor and (b) the Counterparty Net Open Position under this Agreement with respect to Counterparty Transactions executed with each Give-In Trading Advisor (defined in Section 2 below) listed on Annex A hereto may not exceed at any time the Maximum Counterparty Net Open Position as specified in Annex A hereto for such Give-In Trading Advisor. Such Settlement Limits and the Maximum Counterparty Net Open Positions shall apply to all Counterparty Transactions entered into between DBAG and the Counterparty branch specified in Annex B.

“Net Daily Settlement Amount” means for any Settlement Date, the sum of the Dollar Countervalue for each currency for which the aggregate Dollar Countervalue results in a net amount owed to DBAG by Counterparty, as calculated after giving effect to any applicable novation or settlement netting provisions in any applicable master agreement between DBAG and the Counterparty (the “Counterparty Master Agreements”).

“Counterparty Net Open Position” means, the aggregate amount owed by Counterparty to DBAG, calculated as follows:

(A)	for each FX Transaction, determine the Dollar Countervalue for each currency (including U.S. Dollars) owed by Counterparty to DBAG or owed by DBAG to Counterparty under such FX Transaction;

(B)	for each currency (including U.S. Dollars), determine the net Dollar Countervalue amount owed by Counterparty to DBAG or owed by DBAG to Counterparty by summing the Dollar Countervalue of all long and short positions in such currency as determined in clause (A) above; and

(C)	aggregate the Dollar Countervalue amounts determined pursuant to clause (B) above for each currency with respect to which Counterparty owes a net aggregate amount to DBAG.

“Dollar Countervalue” means, with respect to an amount of currency at any time (i) if such currency is U.S. Dollars, such amount and (ii) in all other cases, the amount of U.S. dollars which could be purchased at the market rate prevailing at such time against delivery of such amount of currency on a specified Settlement Date. Such rate shall be determined by DBAG (in good faith and in a commercially reasonable manner) to be the market rate available to DBAG at such time in the New York foreign exchange market (or, at the sole option of DBAG, in the foreign exchange market of any other financial center which is then open for business) for the purchase or, as the case may be, sale of one currency against another currency for delivery on a specified date.

2. Agent has designated, as set forth on Annex D hereto, with the consent of DBAG, a separate trading advisor (a “Trading Advisor”) to act on Agent’s behalf for each Fund with respect to executing Counterparty Transactions hereunder and has in each such case on Annex D hereto designated such Trading Advisor to DBAG (with the consent of DBAG) to act as a Prime Broker Trading Advisor or a Give-In Trading Advisor (as defined below). A “Prime Broker Trading Advisor,” as used herein, shall mean a Trading Advisor for whom DBAG is separately acting as prime broker under a foreign exchange prime brokerage agreement pursuant to which such Trading Advisor shall have amended such agreement to add the Funds as “Funds” thereunder. A “Give-In Trading Advisor,” as used herein, shall mean a Trading Advisor for whom (A) a party other than DBAG is acting as its prime broker under a foreign exchange prime brokerage agreement pursuant to which such Trading Advisor is entering into counterparty transactions with certain counterparties thereunder on behalf of such other prime broker and entering into offsetting transactions with such other prime broker, as described therein and (B) such Trading Advisor has agreed to give in to DBAG (under a counterparty notice pursuant to a master counterparty agreement between DBAG and such other prime broker or under a give-in agreement with such other prime broker upon terms and conditions acceptable to DBAG) certain of such offsetting transactions, and such transactions so given in to DBAG shall be considered Counterparty Transactions hereunder with such other prime broker as Counterparty thereto for purposes hereof.

3. Agent acknowledges and agrees that it shall cause the Give-In Trading Advisors to monitor the Net Daily Settlement Amount and the Counterparty Net Open Position for each Counterparty and that DBAG shall not be responsible for any Counterparty Transaction executed by a Trading Advisor on behalf of DBAG unless (i) giving effect to such Counterparty Transaction does not cause the Settlement Limit or the Maximum Counterparty Net Open Position to be exceeded in violation of Section 1 hereof (without DBAG’s prior written consent or recorded verbal consent (confirmed by fax immediately thereafter)); (ii) such Counterparty Transaction meets the criteria set forth in Annex B and (iii) such Counterparty Transaction, if executed by a Give-In Trading Advisor, has been given in to DBAG pursuant to a counterparty notice under a master counterparty agreement or pursuant to a give-in agreement acceptable to DBAG (an “Accepted Transaction”). DBAG agrees to provide the Agent and the relevant Trading Advisor with a summary of the outstanding trades and the net exposure with respect to each Counterparty, up to two times on each Business Day during which there are Counterparty Transactions outstanding. Each Accepted Transaction shall be valid and binding upon DBAG, enforceable against DBAG in accordance with its terms. The dealing arrangement with respect to each Counterparty and DBAG shall be set forth in a Foreign Exchange Prime Brokerage Counterparty Agreement substantially in the form of Annex C hereto (a “Counterparty Agreement”).

4. Prior to entering into any Counterparty Transactions, DBAG shall have executed a Counterparty Agreement with such Counterparty. Agent, or the relevant Trading Advisor, shall promptly communicate trade details of each Counterparty Transaction by notifying via facsimile or other electronic means an area of DBAG separate from trading and marketing personnel. Each Counterparty Transaction between DBAG and a Counterparty shall be confirmed and settled in accordance with the terms of the relevant Counterparty Master Agreement.

5. In connection with entering into each Counterparty Transaction, DBAG shall contemporaneously therewith enter into an equal and offsetting transaction with the Fund on whose behalf the Trading Advisor is executing such Counterparty Transaction (either pursuant to the terms hereof or, in the case of a Counterparty Transaction executed by a Prime Broker Trading Advisor, pursuant to the terms of the prime brokerage agreement between DBAG and such Prime Broker Trading Advisor) (each, a “Fund Transaction”). Each Fund Transaction shall be an FX transaction or option under, and subject to and governed by, the ISDA Master Agreement between Deutsche Bank AG and the applicable Fund, including the Credit Support Annex which is a part thereof (each, a “Fund Master Agreement”). Each Fund shall be required to post collateral with respect to its obligations under the Fund Master Agreement (including the Fund Transactions) in accordance with terms and provisions of the Credit Support Annex. DBAG and Agent on behalf of each Fund agree that any breach of this Agreement by Agent shall constitute an Event of Default under the Fund Master Agreement with such Fund. Each Fund Transaction shall be subject to and settled in accordance with any market practice applicable to, or adopted by, DBAG and the Counterparty in connection with the Counterparty Transaction for which it is offsetting notwithstanding any provision in a confirmation for a Fund Transaction that may be to the contrary.

6. In consideration for DBAG entering into this Agreement, the Agent shall pay to DBAG a fee for each calendar month (or part thereof) during the term of this Agreement equal to an aggregate amount equal to the sum of the following fees for Counterparty Transactions (other than Counterparty Transactions executed by Prime Broker Trading Advisors to the extent any such Prime Broker Trading Advisor is otherwise required to pay such fees pursuant to its prime brokerage agreement with DBAG) entered into during such month:

(a)	for Options, per Option, the greater of (i) USD 10 per USD 1,000,000 of the Notional Amount of such Transaction and (ii) USD 10; and

(b)	for FX Transactions, per FX Transaction, USD 10 per USD 1,000,000 of the Notional Amount of such Transaction; and

(c)	for FX Transactions which are identified by Agent as “Rolls” (which Rolls may only be done with the opening Counterparty), USD 10 per USD 1,000,000 of the Notional Amount of such Transaction.

Such fees shall be paid monthly in arrears in USD. No fees shall be payable for Fund Transactions (as defined in Section 5 of this Agreement) or any other FX Transactions between DBAG and the Agent.

“Notional Amount” of a Counterparty Transaction means the USD amount payable under the terms of the Counterparty Transaction, or if the Counterparty Transaction does not have any such USD amount, a USD amount equal to the USD equivalent of the amount of currency payable by DBAG to the Counterparty under the terms of the Counterparty Transaction, calculated based on the spot exchange rate for the sale of the other currency for USD as determined by DBAG in its discretion on the trade date of such Transaction.

7. Agent on behalf of each Fund agrees that each Fund shall indemnify DBAG against loss, fees or expenses resulting from any error or discrepancy in any information provided by Agent or a Trading Advisor in respect of or on behalf of such Fund.

8. Upon 20 Business Days written notice, DBAG may at any time and from time to time in its sole discretion (a) amend the list of Counterparties set forth on Annex A, (b) modify the Settlement Limit and Maximum Counterparty Net Open Position with respect to each Counterparty set forth on Annex A, as in effect at such time and (c) modify the maximum tenor of FX Transactions; provided that, DBAG may immediately amend Annex A with respect to a Counterparty in the event DBAG has reasonable grounds to believe that such Counterparty shall be unable to perform any of its obligations under the Counterparty Master Agreements. Such amendment and/or modification shall not affect any outstanding Accepted Transactions, and the provisions of this Agreement shall continue to apply until all the obligations of each party to the other under this Agreement have been fully performed with respect to Counterparty Transactions and Fund Transactions.

9. The parties to this Agreement agree that DBAG may tape record any and all telephone conversations between them concerning the Counterparty Transactions and Fund Transactions.

10. Unless otherwise agreed and subject to Section 4 hereof, all notices, instructions and other communications to be given to a party under this Agreement shall be given to the address, facsimile (confirmed if requested) or telephone number or otherwise electronically and to the individual or department specified below. Unless otherwise specified, any notice, instruction or other communication given in accordance with this paragraph shall be effective upon receipt. Each party may change its notice address and details by notice given to the other party.

Deutsche Bank AG

Deutsche Bank AG

FX Prime Brokerage

1251 Avenue of the Americas, 26th Floor

Mail Stop: NYC07-2610

New York, NY 10020

Attention: Rick Pychewicz

Telephone: 212 474 8033

Telecopier: 212 468 5466

Singapore Branch

(for telephonic communications from 7:00 p.m. to 6:00 a.m., New York time, (which may act on behalf of New York branch during such hours)):

Deutsche Bank AG

FX Prime Brokerage

5 Temasek Boulevard, #11-03

Suntec City Tower 5, 11th Floor

Singapore, 038985

Attention: Chee-Seng Low

Telephone: 65 423 6736

Telecopier: 65 883 0721

Equinox Fund Management LLC

Equinox Fund Management LLC

1660 Lincoln Street

Suite 100

Denver, Colorado 80264

Attention: Rich Bornhoft

Telephone: 303-572-1000

Telecopier: 303-832-9354

11. Subject to the following sentence, each of the parties hereto may terminate this Agreement at any time by twenty (20) business days’ prior written notice to the other party delivered as prescribed above, and such termination shall be effective at the end of such twentieth day (the “Termination Date”); provided that, DBAG may immediately terminate this Agreement if (i) an Event of Default or Additional Termination Event occurs under a Fund Master Agreement or (ii) a Trading Advisor exceeds a Settlement Limit or a Maximum Counterparty Net Open Position without DBAG’s prior consent as set forth in Section 3 hereof. Any such termination shall not affect any outstanding Accepted Transactions (and, with respect to any termination caused as a result of the events set forth in clause (ii) above, such termination shall not be deemed to be a breach of this Agreement), and the provisions of this Agreement shall continue to apply until all the obligations of each party to the other under this Agreement have been fully performed with respect to Counterparty Transactions and Fund Transactions; and provided further that any fee payment received by DBAG from Agent in advance shall be pro rated and any amount allocable to a time period after the Termination Date shall be returned promptly to Agent.

12. No amendment, modification or waiver of this Agreement will be effective unless in writing executed by each of the parties, provided, however, that the parties may agree to an increase in Settlement Limit or Maximum Counterparty Net Open Position for a Counterparty without a written agreement.

13. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without reference to choice of law doctrine.

14. Any action or proceeding relating in any way to this Agreement may be brought and enforced in the courts of the State of New York and the United States District Court, in each case located in the Borough of Manhattan, New York.

15. The parties hereto acknowledge and agree that the Funds are wholly-owned subsidiaries of The Frontier Fund, a Delaware statutory trust (the “Trust”) and that the Trust is organized in series pursuant to Sections 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act. As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each series of the Trust shall be enforceable against the assets of such series of the Trust only, and not against the assets of the Trust generally or the assets of any other series of the Trust or against the trustee of the Trust. There may be several series of the Trust created pursuant to the Declaration of Trust and Trust Agreement of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

DEUTSCHE BANK AG LONDON	EQUINOX FUND MANAGEMENT LLC

By	By
Name:	Name:

Title:	Title:

By
Name:

Title:

ANNEX A

Counterparties	Settlement Limit for Beach Capital Management Limited (in millions)	Maximum Counterparty Net Open Position for Beach Capital Management Limited (in millions)	Settlement Limit for Graham Capital Management, L.P. (in millions)	Maximum Counterparty Net Open Position for Graham Capital Management, L.P. (in millions)
Bank of America, N.A.	Not Applicable	Not Applicable	USD 100	Unlimited
Bear Stearns Forex Inc.	USD 100	Unlimited	Not Applicable	Not Applicable

ANNEX B

CRITERIA FOR COUNTERPARTY TRANSACTIONS

1. All Counterparty Transactions entered into by a Trading Advisor acting for Agent on behalf of DBAG shall be booked in the respective names of Deutsche Bank AG London and the Counterparty, acting through a branch permitted under any applicable Counterparty Agreement.

2. Each Counterparty shall have executed an ISDA Master Agreement or similar agreement governing foreign exchange trading between DBAG and such Counterparty.

3. Any Ceiling Limit (as defined in each Fund Master Agreement) or similar position limit specified in a Fund Master Agreement shall not be exceeded after giving effect to the Fund Transaction required in connection with any Counterparty Transaction.

ANNEX C

Master Counterparty Agreement

[A Counterparty listed on Annex A to the Foreign Exchange Prime Brokerage Agreement]

Master Foreign Exchange Prime Brokerage Counterparty Agreement dated as of

Gentlemen:

1. Authorization. Deutsche Bank AG London (“DBAG”) has authorized each party designated as an Agent (an “Agent”) in a Counterparty Agreement Notice (a “Notice”) to engage in such of the following types of transactions as may be specified in such Notice on behalf of DBAG with [            ] (“Counterparty”), acting through its [        ] branch (the “Counterparty Branch”):

•	spot, tom next and forward foreign exchange transactions with the maximum tenor specified in such Notice (“FX Transactions”), and

•	currency options (which shall consists of puts and calls that do not have special features, including, but not limited to, barriers) with the maximum tenor specified in such Notice (“Options Transactions”).

All transactions of the type specified in a Notice with respect to an Agent shall be collectively referred to herein as “Counterparty Transactions”. Notices shall be substantially in the form of Exhibit 1 hereto. Each Notice shall supplement, be governed by and form a part of this Master Counterparty Agreement. Any Counterparty Transactions entered into under this Agreement shall be subject to the [                    ] Master Agreement between Deutsche Bank AG and Counterparty dated as of                     , as amended from time to time (as so amended, the “Master Agreement”).

2. Limits. DBAG hereby confirms its authorization of each Agent to execute the Counterparty Transactions specified in the Notice with respect to such Agent (the “Specified Counterparty Transactions”). With respect to the Specified Counterparty Transactions for each Agent, this authority is expressly limited to a Net Daily Settlement Amount equal to the Settlement Limit specified in the applicable Notice (or its equivalent in any other currency) (the “Settlement Limit”) and a Counterparty Net Open Position equal to the Maximum Counterparty Net Open Position specified in the applicable Notice (or its equivalent in any other currency) (the “Maximum Counterparty Net Open Position”). The Settlement Limit and the Maximum Counterparty Net Open Position shall apply only to Specified Counterparty Transactions entered into between DBAG and the Counterparty, acting through the Counterparty Branch. DBAG may at any time and from time to time in its sole discretion modify the Settlement Limit or the Maximum Counterparty Net Open Position by written notice to the Counterparty and Agent, which such notice shall be effective upon receipt.

“Net Daily Settlement Amount” means with respect to Specified Counterparty Transactions executed by an Agent for any Settlement Date, the sum of the Dollar Countervalue for each Currency for which the aggregate Dollar Countervalue results in a net amount owed to DBAG by Counterparty with respect to such Transactions, as calculated after giving effect to any applicable novation or settlement netting provisions in any applicable master agreement between DBAG and the Counterparty.

“Counterparty Net Open Position” means the aggregate amount owed by Counterparty to DBAG with respect to Specified Counterparty Transactions executed by an Agent, calculated as follows:

(A)	for each FX Transaction executed by such Agent, determine the Dollar Countervalue for each currency (including U.S. Dollars) owed by Counterparty to DBAG or owed by DBAG to Counterparty under such FX Transaction;

(B)	for each currency (including U.S. Dollars), determine the net Dollar Countervalue amount owed by Counterparty to DBAG or owed by DBAG to Counterparty by summing the Dollar Countervalue of all long and short positions in such currency as determined in clause (A) above;

(C)	for each Option purchased or sold by the Counterparty in a Transaction executed by such Agent, determine the Dollar Countervalue of the foreign exchange delta equivalent of such Option;

(D)	determine the difference of (i) the sum of the Dollar Countervalue amounts determined pursuant to clause (C), minus (ii) the sum of the Dollar Countervalues of the foreign exchange delta equivalents of Netted Options; and

(E)	aggregate (i) the Dollar Countervalue amounts determined pursuant to clause (B) above for each currency with respect to which Counterparty owes a net aggregate amount to DBAG and (ii) the Dollar Countervalue amount determined pursuant to clause (D) above.

“Dollar Countervalue” means, with respect to an amount of currency at any time (i) if such currency is U.S. Dollars, such amount and (ii) in all other cases, the amount of U.S. dollars which could be purchased at the market rate prevailing at such time against delivery of such amount of currency on a specified Settlement Date. Such rate shall be determined by DBAG (in good faith and in a commercially reasonable manner) to be the market rate available to DBAG at such time in the New York foreign exchange market (or, at the sole option of DBAG, in the foreign exchange market of any other financial center which is then open for business) for the purchase or, as the case may be, sale of one currency against another currency for delivery on a specified date.

“Netted Option” means an Option sold by DBAG and owned by the Counterparty which may be discharged and terminated together with an Option sold by the Counterparty and owned by DBAG pursuant to the applicable master agreement upon satisfying the following criteria:

(i)	each Option being with respect to the same Put Currency and Call Currency

(ii)	each having the same Expiration Date and Expiration Time;

(iii)	each being of the same style, i.e. either both being American Style Options or both being European Style Options;

(iv)	each having the same Strike Price;

(v)	each being transacted by the same pair of Offices of Buyer and Seller; and

(vi)	neither of which shall have been exercised by delivery of a Notice of Exercise.

In the case of a partial discharge and termination (i.e., where the relevant Option Transactions are for different amounts of the Currency Pair), only the portion discharged and terminated shall be considered a Netted Option.

3. Accepted Transactions. The Counterparty acknowledged and agrees that DBAG shall not be responsible for any Counterparty Transaction unless (i) such Counterparty Transaction is a Specified Counterparty Transaction with respect to the Agent executing such Transaction, (ii) giving effect to such Counterparty Transaction does not cause the Settlement Limit or the Maximum Counterparty Net Open Position applicable to such Agent to be exceeded (without the prior written consent of DBAG); (iii) the Counterparty and Agent shall have committed to the material terms (i.e. settlement date and amounts of each currency to be delivered by each party) of such Counterparty Transaction; and (iv) such Counterparty Transaction has been entered into by DBAG and Counterparty, acting through the Counterparty Branch (an “Accepted Transaction”). To the extent that any Counterparty Transaction complies and qualifies as an Accepted Transaction, it shall be valid and binding upon DBAG, enforceable against DBAG in accordance with its terms. The Counterparty shall promptly communicate trade details of each Counterparty Transaction by notifying DBAG via Reuters. All Accepted Transactions shall be FX Transactions and Options under the Master Agreement and shall be performed in accordance with the terms and provisions thereof.

4. Exercise of Options. Notwithstanding any terms of a confirmation that may be to the contrary, if Counterparty has entered into an Accepted Transaction in which it is the grantor of an Option, such Option may be exercised by delivery of a Notice of Exercise by Agent which executed such Transaction to Counterparty which shall constitute exercise by DBAG.

Notwithstanding any terms of a confirmation that may be to the contrary, if Counterparty has entered into an Accepted Transaction in which it is the owner of an Option, such Option may only be exercised by simultaneous delivery of a Notice of Exercise by Counterparty to each of the Agent which executed such Transaction and DBAG.

“Notice of Exercise” means telex, telephonic or other electronic notification (excluding facsimile transmission), given by the owner of an Option prior to or at the expiration time on the expiration date as agreed to at the time the Option is entered into as evidenced in a Confirmation.

5. Termination. This Agreement shall remain in effect unless and until terminated by DBAG. Such termination may be communicated in writing and shall be effective upon receipt by the Counterparty. Termination of this Agreement shall have no effect upon any Accepted Transaction executed in accordance with the provisions hereof prior to the effectiveness of such termination.

6. Notices. Telephonic notice to DBAG shall be effected by contacting Rick Pychewicz at 212-474-8033 or (for telephonic communications from 7:00 p.m. to 6:00 a.m. New York time), Chee-Seng Low, Singapore branch (which may act on behalf of DBAG branch during such hours), at (65) 423-6736, and to Counterparty by contacting                      at                      or                      at                     . Written notices shall be given in accordance with the [Master Agreement(s)] to the following individuals:

Deutsche Bank AG, New York

FX Prime Brokerage

1251 Avenue of the Americas, 26th Floor

Mail Stop: NYC07-2610

New York, NY 10020

Attention: Rick Pychewicz

Telephone: 212 474-8033

Telecopier: 212 468-5466

Deutsche Bank AG, Singapore

FX Prime Brokerage

5 Temasek Boulevard, #11-03

Suntec City Tower 5, 11th Floor

Singapore, 038985

Attention: Chee-Seng Low

Telephone: 65 423 6736

Telecopier: 65 883 0721

[Counterparty]

Attention:

Each party may change its notice address and details by notice given to the other party.

7. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without reference to choice of law doctrine. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

Any action or proceeding relating in any way to this Agreement may be brought and enforced in the courts of the State of New York and the United States District Court, in each case located in the Borough of Manhattan, New York.

Kindly confirm your agreement to the foregoing by signing the enclosed copy of this letter and returning it to [NAME OF NEGOTIATOR], Legal Department, Deutsche Bank, 60 Wall Street, New York, NY 10005.

Very truly yours,

DEUTSCHE BANK AG LONDON

By
Title:

By
Title:

Confirmed and agreed to as of
the date first above written:

[COUNTERPARTY]

By
Title:

EXHIBIT 1 TO COUNTERPARTY AGREEMENT

Counterparty Agreement Notice

[Name and address of Counterparty]

Dear Sir:

Deutsche Bank AG London and [Name of Counterparty] are parties to a Master Counterparty Agreement dated as of                      (the “Master Counterparty Agreement”). All capitalized terms used in this Notice without definition shall have the meanings given to such terms in the Master Counterparty Agreement.

DBAG designates the following as an Agent under the Master Counterparty Agreement:

[Name of Agent]

DBAG specifics the following types of transactions as Specified Counterparty Transactions with respect to such Agent, with the respective maximum tenors identified below:

Transactions	Maximum Tenor

The following Settlement Limit and Maximum Counterparty Net Open Position shall apply with respect to such Agent:

Settlement Limit	Maximum Counterparty Net Open Position

Please acknowledge your agreement to these terms by signing a copy of this Notice and returning it to                     , Legal Department, Deutsche Bank AG, 60 Wall Street, New York, NY 10005.

Very truly yours,

DEUTSCHE BANK AG LONDON

By
Title:

By
Title:

Acknowledged and agreed:

[Counterparty]

By
Title:

ANNEX D

FUNDS	DESIGNATED TRADING ADVISOR
Frontier Trading Company II LLC	Give-In Trading Advisor: Beach Capital Management Limited
Frontier Trading Company III LLC	Prime Broker Trading Advisor: C-View International Limited
Frontier Trading Company V LLC	Give-In Trading Advisor: Graham Capital Management, L.P.